Exhibit 10.1

TRUMP ENTERTAINMENT RESORTS, INC.

2005 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD AGREEMENT

[REFERENCE NO. 001]

SECTION 1. GRANT OF RESTRICTED STOCK AWARD

Trump Entertainment Resorts, Inc. (the “Company”) hereby grants to [grantee] (the “Grantee”), on [grant date], [number of granted shares] shares of common stock of the Company, par value $.001 per share, subject to the restrictions set forth in this Agreement (the “Restricted Stock”) and pursuant to the terms and conditions set forth in this Agreement and the Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

SECTION 2. RESTRICTIONS AND RISK OF FORFEITURE

During the applicable restricted period specified in Section 3 of this Agreement:

(a)         the Restricted Stock may not be sold, assigned, pledged or otherwise disposed of or encumbered, and any attempt to do so will be null and void; and

(b)         the Restricted Stock may be forfeited as provided in Section 4 of this Agreement.

SECTION 3. THE RESTRICTED PERIOD

The restricted period on the Restricted Stock will commence on the Grant Date and will expire in two equal increments, six months and twelve months after the Grant Date.

SECTION 4. FORFEITURE OF RESTRICTED STOCK

(a)         Until the applicable restricted period specified in Section 3 of the Agreement has expired, the Restricted Stock will be forfeited if the Grantee’s service as a member of the Company’s Board of Directors terminates for any reason.

(b)         Notwithstanding 4(a) above, in the event of a Change in Control all restrictions on the Restricted Stock shall lift and the restricted period shall end immediately upon a Change in Control. For the purposes of this Section 4(b), “Change in Control” means (i) the acquisition, including a Change of Control with Special Circumstances (as defined below), by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), (excluding, for this purpose, (A) the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (B) Donald J. Trump or any entity wholly-owned by him), of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of

50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; (ii) individuals who, as of the date hereof, constitute the Board of Directors (the “Board”) of the Company (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) consummation of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company; or (iv) if employed by or a director of only one operating affiliate of Trump Entertainment Resorts Holdings, L.P. (“TERH”), the sale or transfer of control over (whether by merger or otherwise) the TERH affiliate owned casino hotel at which an officer is employed. A “Change of Control with Special Circumstances” shall mean the acquisition by Donald J. Trump or any entity wholly-owned by him of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors.

SECTION 5. SHAREHOLDER STATUS

During the applicable restricted period, Grantee will have customary rights of a shareholder with respect to the Restricted Stock, including the rights to vote and to received dividends on the Restricted Stock, subject to the restrictions set forth herein and possible events of forfeiture.

SECTION 6. FORM OF SHARES

The Restricted Stock and shares with respect to which the restricted period has expired shall be held in book-entry form and recorded in the books of the Company (or as applicable, its transfer agent or stock plan administrator).

SECTION 7. GOVERNING LAW

This Agreement is governed by the laws of the State of Delaware.

SECTION 8. PLAN GOVERNS

This grant is subject to the terms of the Plan, which are hereby incorporated by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document.

Trump Entertainment Resorts, Inc.

By:
[ ]

Agreed and Accepted
Dated:

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